Exhibit 99.2 to the Annual Report on Form 10-K of W.W. Grainger, Inc. for the year ended December 31, 2002

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, P.O. Loux, Senior Vice President, Finance and Chief Financial Officer of W.W. Grainger, Inc. (the "Company"),
certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of
2002, that:

1.	The Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ P.O. Loux
P.O. Loux
Senior Vice President, Finance and Chief Financial Officer

March 20, 2003